SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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                       CROSS GENETIC TECHNOLOGIES, INC.
               (Name of small business issuer in its charter)

    Virginia              541511                 54-203-0708
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(State of Incorporation)  (Primary Standard      (IRS Employer I.D. Number)
                          Industrial Classification
                          Number)


          11921 Freedom Drive, Suite 550, Reston, VA  20190  (703) 925-5912
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        (Address and telephone number of principal executive offices)

              11921 Freedom Drive, Suite 550, Reston, VA  20190
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                  (Address of principal place of business)

 McSweeney & Crump, P.C., 11 South 12th Street, 5th Floor, Richmond, VA  23219
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          (Name, address and telephone number of agent for service)




    Approximate date of proposed commencement of sale to the public: From time to time after the Registration Statement becomes effective.


                       CALCULATION OF REGISTRATION FEE




Title of each class of          Amount of Shares           Proposed maximum       Proposed Maximum           Amount of
Securities to be registered     to be registered           offer price per unit   aggregate offering price   registration fee
Common stock                    11,008,000                 $0.05                  $550,400                   $137.60

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


Exhibit 1

ARTICLES OF INCORPORATION
VIRGINIA STOCK CORPORATION

     The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

     1.     The name of the corporation is Cross Genetic Technologies, Inc.

     2. The address of the principal office of the corporation is 11921 Freedom Drive, Suite 550, Reston, VA 20190

     3. The number (and classes, if any) of shares the corporation is authorized to issue is (are):

                Number of shares authorized           Class(es)

                50,000,000	                           no par, voting
                                                      common stock


     4.  A.     The name of the corporation's initial registered agent is
                Brian A. Block.

         B. The initial registered agent is an individual who is a resident of Virginia and a member of the Virginia State Bar.

     5.  A.     The corporation's initial registered office address which is the business office of the initial registered agent, is 4201
                South 31st Street, Suite 208, Arlington, VA 22206

         B. The registered office is physically located in the County of Arlington.

     6.  The initial directors are:

NAME(S)                                    ADDRESS(ES)
Lino Novielli	                             2 Bloor Street, West, Suite 100
                                           Toronto, Ontario  M4W3E2, CANADA

     7.    INCORPORATOR(S):


           /S/
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           SIGNATURE(S)                                         PRINTED NAME(S)


DATE:  February 5, 2001
